UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

WTTJ Corp
(Exact name of registrant as specified in its charter)

MI	333-137293	27-1757418
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17033 S. Dixie Highway Miami, FL	33157
(address of principal executive offices)	(zip code)

786-361-9751
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

Greenflag Ventures Inc., a private Canadian corporation, announced that it has completed a reverse merger with American First, a private British Columbia company, pursuant to a reorganization agreement dated July 27, 2015 whereby American First acquired 60% of the issued and outstanding common shares of Greenflag in exchange for 100% of the issued and outstanding common shares of American First.

Prior to the reverse merger, American First completed a reorganization with WTTJ, Corp., a corporation incorporated under the laws of the State of Michigan (“WTTJ”) pursuant to a reorganization agreement dated July 1, 2015 whereby WTTJ acquired 100% of the issued and outstanding common shares of American First in exchange for 82% of the issued and outstanding common shares of WTTJ.

The Company will commence trading on the Over The Counter Bulletin Board under the symbol, WTTJ, effective July 30, 2015. The new CUSIP number is 39525W103 and ISIN number is CA 39525W1032

ITEM 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

NUMBER	EXHIBIT

10.1	Reorganization agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WTTJ CORP.

Dated: July 29, 2015	/s/
Kris Kottmeier
Chief Executive Officer

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